Exhibit 99.1

Ceva, Inc. Announces Third Quarter 2024 Financial Results

●	Total revenue of $27.2 million, up 13% year-over-year
●	Ceva-powered device shipments of 522 million units in the quarter, driven by a record of more than 400 million Bluetooth, Wi-Fi and cellular IoT combined shipments
●	Strategic licensing deals signed with satellite OEM for 5G-Advanced platform and smartphone OEM for Spatial Audio software
●	First licensing deal signed for NeuPro-Nano embedded AI NPU targeting consumer AIoT
●	Raises financial guidance for full year 2024
●	Announces expansion of existing share repurchase program with an additional 700,000 shares

ROCKVILLE, MD., November 7, 2024 – Ceva, Inc. (NASDAQ: CEVA), the leading licensor of silicon and software IP that enables Smart Edge devices to connect, sense and infer data more reliably and efficiently, today announced its financial results for the third quarter ended September 30, 2024. Financial results for the third quarter ended September 30, 2023, reflect Ceva’s continuing operations only, with the Intrinsix business reflected as a discontinued operation, unless otherwise noted.

Operational Highlights:

●	Released second NeuPro-Nano embedded AI NPU - NPN64, available for licensing
●	New cellular IoT industrial module launched by STMicroelectronics based on Ceva cellular IoT platform
●	New AI/ML MCU family launched by Alif Semiconductor based on Ceva Bluetooth Low Energy and 802.15.4 IPs
●	Partnership with Edge Impulse to enable faster, easier development of edge AI applications on Ceva-NeuPro NPUs

Total revenue for the third quarter of 2024 was $27.2 million, up 13% compared to $24.1 million reported for the third quarter of 2023. Licensing and related revenue for the third quarter of 2024 was $15.6 million, up 12% compared to $13.9 million reported for the same quarter a year ago. Royalty revenue for the third quarter of 2024 was $11.6 million, the fourth sequential year-over-year increase, and up 15% compared to $10.1 million reported for the same quarter a year ago.

Amir Panush, Chief Executive Officer of Ceva, commented: “We delivered another strong performance in the third quarter, driven by double-digit year-over-year revenue growth for both licensing and royalties. We continue to experience exceptional demand for our IP portfolio, as evidenced by strategic OEM customer deals for 5G-Advanced satellite communications and spatial audio for headphones and earbuds. We also achieved a significant milestone in embedded AI, with our first licensing deal signed for our NeuPro-Nano NPU targeting consumer AIoT devices. In royalties, strength in the consumer and industrial markets drove Ceva-powered shipments to the second highest quarter on record, including record combined shipments of Bluetooth, Wi-Fi and cellular IoT devices of more than 400 million units.”

During the quarter, 10 IP licensing agreements were concluded, targeting a wide range of end markets and applications, including embedded AI solutions for consumer AIoT devices, 5G-Advanced satellite broadband for infrastructure and terminals, 5G for cellular IoT and V2X, spatial audio for headphones and TWS earbuds, and Bluetooth, Wi-Fi and UWB connectivity for wearables and hearables. Three of the deals signed in the quarter were with OEMs and three deals signed were with first-time customers.

GAAP gross margin for the third quarter of 2024 was 85%, as compared to 90% in the third quarter of 2023. GAAP operating loss for the third quarter of 2024 was $2.6 million, as compared to a GAAP operating loss of $2.7 million for the same period in 2023. GAAP net loss for the third quarter of 2024 was $1.3 million, as compared to a GAAP net loss of $2.8 million reported for the same period in 2023. GAAP diluted loss per share for the third quarter of 2024 was $0.06, as compared to GAAP diluted loss per share of $0.12 for the same period in 2023.

GAAP net loss with the discontinued operation for the third quarter of 2023 was $5.0 million. GAAP diluted loss per share with the discontinued operation for the third quarter of 2023 was $0.21.

Non-GAAP gross margin for the third quarter of 2024 was 87%, as compared to 92% for the same period in 2023. Non-GAAP operating income for the third quarter of 2024 increased 30% to $2.1 million, as compared to non-GAAP operating income of $1.6 million reported for the third quarter of 2023. Non-GAAP net income and diluted income per share for the third quarter of 2024 increased 137% and 133% to $3.4 million and $0.14, respectively, compared with non-GAAP net income and diluted income per share of $1.4 million and $0.06, respectively, reported for the third quarter of 2023.

Non-GAAP net income, including the discontinued operation for the third quarter of 2023, was $0.4 million. Non-GAAP diluted income per share, including the discontinued operation for the third quarter of 2023, was $0.02.

Yaniv Arieli, Chief Financial Officer of Ceva, stated: “Our robust third quarter earnings more than doubled our non-GAAP net income and diluted income per share year-over-year. For the full year, we now expect overall revenues to be higher than previous guidance, at a new range of 7%-9% growth, enabling us to double our non-GAAP fully diluted EPS year-over-year. We continued to buy back the company’s stock during the quarter, repurchasing approximately 186,000 shares for approximately $4.2 million under our stock repurchase program. Furthermore, the Ceva Board of Directors today authorized the expansion of the company's share repurchase program with an additional 700,000 shares of common stock available for repurchase, bringing the total shares available for repurchase to approximately 1 million. At the end of the quarter, our cash and cash equivalent balances, marketable securities and bank deposits were approximately $158 million, ensuring we are well-positioned to explore opportunities for non-organic growth.”

Ceva Conference Call

On November 7, 2024, Ceva management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants : Dial 1-844-435-0316 (Access Code : Ceva)
●	International Participants: Dial +1-412-317-6365 (Access Code: Ceva)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/pyMYRB4aBXo. Please go to the web site at least fifteen minutes prior to the call to register.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (access code: 2106460) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on November 14, 2024. The replay will also be available at Ceva's web site www.ceva-ip.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of Ceva to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding customer demand for Ceva’s IP portfolio, Ceva’s positioning for non-organic growth given its current assets and updated guidance for the full year 2024. The risks, uncertainties and assumptions that could cause differing Ceva results include: the effect of intense industry competition; the ability of Ceva's technologies and products incorporating Ceva's technologies to achieve market acceptance; Ceva's ability to meet changing needs of end-users and evolving market demands; the cyclical nature of and general economic conditions in the semiconductor industry; Ceva's ability to diversify its royalty streams and license revenues; Ceva's ability to continue to generate significant revenues from the handset baseband market and to penetrate new markets; instability and disruptions related to the ongoing Israel-Gaza conflict; and general market conditions and other risks relating to Ceva's business, including, but not limited to, those that are described from time to time in our SEC filings. Ceva assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Non-GAAP Financial Measures

Non-GAAP gross margin for both the third quarter of 2024 and 2023 excluded: (a) equity-based compensation expenses of $0.2 million and (b) amortization of acquired intangibles of $0.1 million.

Non-GAAP operating income for the third quarter of 2024 excluded: (a) equity-based compensation expenses of $4.2 million, (b) the impact of the amortization of acquired intangibles of $0.3 million and (c) $0.3 million of costs associated with business acquisitions.

Non-GAAP operating income for the third quarter of 2023 excluded: (a) equity-based compensation expenses of $4.0 million, (b) the impact of the amortization of acquired intangibles of $0.3 million and (c) $0.1 million of costs associated with business acquisitions.

Non-GAAP net income and diluted income per share for the third quarter of 2024 excluded: (a) equity-based compensation expenses of $4.2 million, (b) the impact of the amortization of acquired intangibles of $0.3 million, (c) $0.3 million of costs associated with business acquisitions and (d) Income of $0.02 million associated with the remeasurement of marketable equity securities. Non-GAAP net income and diluted income per share for the third quarter of 2023 excluded: (a) equity-based compensation expenses of $4.0 million, (b) the impact of the amortization of acquired intangibles of $0.3 million, (c) $0.1 million of costs associated with business acquisitions and (d) Income of $0.2 million associated with the remeasurement of marketable equity securities.

Non-GAAP net income including the discontinued operation and diluted income per share including the discontinued operation for the third quarter of 2023 excluded: (a) equity-based compensation expenses of $4.0 million, (b) the impact of the amortization of acquired intangibles of $0.3 million, (c) $0.1 million of costs associated with business acquisitions, (d) Income of $0.2 million associated with the remeasurement of marketable equity securities and (e) $1.2 million loss associated with discontinued operations.

About Ceva, Inc.

At Ceva, we are passionate about bringing new levels of innovation to the smart edge. Our wireless communications, sensing and Edge AI technologies are at the heart of some of today’s most advanced smart edge products. From wireless connectivity IPs (Bluetooth, Wi-Fi, UWB and 5G platform IP), to scalable Edge AI NPU IPs and sensor fusion solutions, we have the broadest portfolio of IP to connect, sense and infer data more reliably and efficiently. We deliver differentiated solutions that combine outstanding performance at ultra-low power within a very small silicon footprint. Our goal is simple – to deliver the silicon and software IP to enable a smarter, safer, and more interconnected world. This philosophy is in practice today, with Ceva powering more than 18 billion of the world’s most innovative smart edge products from AI-infused smartwatches, IoT devices and wearables to autonomous vehicles and 5G mobile networks.

Our headquarters are in Rockville, Maryland with a global customer base supported by operations worldwide. Our employees are among the leading experts in their areas of specialty, consistently solving the most complex design challenges, enabling our customers to bring innovative smart edge products to market.

Ceva is a sustainability- and environmentally-conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At Ceva, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Ceva: Powering the Smart Edge™

Visit us at www.ceva-ip.com and follow us on LinkedIn, X, YouTube, Facebook, and Instagram.

For more information, contact:

Yaniv Arieli Ceva, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-ip.com	Richard Kingston Ceva, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-ip.com

Ceva, Inc. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF LOSS – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and related revenues	$15,574	$13,940	$44,266	$45,739
Royalties	11,633	10,133	33,450	27,518

Total revenues	27,207	24,073	77,716	73,257

Cost of revenues	3,961	2,357	9,397	9,389

Gross profit	23,246	21,716	68,319	63,868

Operating expenses:
Research and development, net	17,990	17,814	54,739	54,544
Sales and marketing	3,088	2,862	8,999	8,213
General and administrative	4,642	3,608	11,751	11,346
Amortization of intangible assets	150	149	449	445
Total operating expenses	25,870	24,433	75,938	74,548

Operating loss	(2,624)	(2,717)	(7,619)	(10,680)
Financial income, net	2,299	924	4,962	3,497
Reevaluation of marketable equity securities	21	160	(97)	(76)

Loss before taxes on income	(304)	(1,633)	(2,754)	(7,259)
Income tax expense	1,007	1,117	4,296	3,080
Net loss from continuing operation	(1,311)	(2,750)	(7,050)	(10,339)
Discontinued operation	—	(2,207)	—	(5,308)

Net loss	$(1,311)	$(4,957)	$(7,050)	$(15,647)

Basic and diluted net loss per share:
Continuing operation	$(0.06)	$(0.12)	$(0.30)	$(0.44)
Discontinued operation	—	(0.09)	—	(0.23)
Basic and diluted net loss per share	$(0.06)	$(0.21)	$(0.30)	$(0.67)

Weighted-average shares used to compute net loss per share (in thousands):
Basic and diluted	23,678	23,605	23,605	23,473

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(1,311)	$(4,957)	$(7,050)	$(15,647)
Equity-based compensation expense included in cost of revenues	176	216	570	636
Equity-based compensation expense included in research and development expenses	2,421	2,257	6,866	6,703
Equity-based compensation expense included in sales and marketing expenses	491	478	1,307	1,305
Equity-based compensation expense included in general and administrative expenses	1,120	1,018	2,936	2,787
Amortization of intangible assets related to acquisition of businesses	279	278	835	753
Costs associated with business and asset acquisitions	251	100	783	195
(Income) loss associated with the remeasurement of marketable equity securities	(21)	(160)	97	76
Non-GAAP from discontinued operations	—	1,184	—	3,233
Non-GAAP net income	$3,406	$414	$6,344	$41
GAAP weighted-average number of Common Stock used in computation of diluted net loss and loss per share (in thousands)	23,678	23,605	23,605	23,473
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	1,544	1,304	1,462	1,172
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	25,222	24,909	25,067	24,645

GAAP diluted loss per share	$(0.06)	$(0.21)	$(0.30)	$(0.67)
Equity-based compensation expense	$0.18	$0.17	$0.48	$0.49
Amortization of intangible assets related to acquisition of businesses	$0.01	$0.01	$0.04	$0.03
Costs associated with business and asset acquisitions	$0.01	$0.00	$0.03	$0.01
Income (loss) associated with the remeasurement of marketable equity securities	$0.00	$0.00	$0.00	$0.00
Non-GAAP from discontinued operation	—	$0.05	—	$0.14
Non-GAAP diluted earnings per share	$0.14	$0.02	$0.25	$0.00

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP Operating loss	$(2,624)	$(2,717)	$(7,619)	$(10,680)
Equity-based compensation expense included in cost of revenues	176	216	570	636
Equity-based compensation expense included in research and development expenses	2,421	2,257	6,866	6,703
Equity-based compensation expense included in sales and marketing expenses	491	478	1,307	1,305
Equity-based compensation expense included in general and administrative expenses	1,120	1,018	2,936	2,787
Amortization of intangible assets related to acquisition of businesses	279	278	835	753
Costs associated with business and asset acquisitions	251	100	783	195
Total non-GAAP Operating Income	$2,114	$1,630	$5,678	$1,699

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP Gross Profit	$23,246	$21,716	$68,319	$63,868
GAAP Gross Margin	85%	90%	88%	87%

Equity-based compensation expense included in cost of revenues	176	216	570	636
Amortization of intangible assets related to acquisition of businesses	129	129	386	308
Total Non-GAAP Gross profit	$23,551	$22,061	$69,275	$64,812
Non-GAAP Gross Margin	87%	92%	89%	88%

Ceva, Inc. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	September 30,	December 31,
	2024	2023 (*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$13,228	$23,287
Marketable securities and short-term bank deposits	144,884	143,251
Trade receivables, net	15,250	8,433
Unbilled receivables	23,380	21,874
Prepaid expenses and other current assets	13,970	12,526
Total current assets	210,712	209,371
Long-term assets:
Severance pay fund	6,851	7,070
Deferred tax assets, net	1,685	1,609
Property and equipment, net	6,875	6,732
Operating lease right-of-use assets	5,625	6,978
Investment in marketable equity securities	309	406
Goodwill	58,308	58,308
Intangible assets, net	2,132	2,967
Other long-term assets	12,394	10,644
Total assets	$304,891	$304,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,960	$1,154
Deferred revenues	3,418	3,018
Accrued expenses and other payables	19,770	20,202
Operating lease liabilities	2,571	2,513
Total current liabilities	27,719	26,887
Long-term liabilities:
Accrued severance pay	7,304	7,524
Operating lease liabilities	2,627	3,943
Other accrued liabilities	1,471	1,390
Total liabilities	39,121	39,744
Stockholders’ equity:
Common stock	24	23
Additional paid in-capital	256,685	252,100
Treasury stock	(2,943)	(5,620)
Accumulated other comprehensive loss	(956)	(2,329)
Retained earnings	12,960	20,167
Total stockholders’ equity	265,770	264,341
Total liabilities and stockholders’ equity	$304,891	$304,085

(*) Derived from audited financial statements.